UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026 (December 31, 2025)

SolarMax Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41959	26-2028786
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3080 12th Street

Riverside, California 92507

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (951) 300-0788

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2025, SolarMax Renewable Energy Provider, Inc. (“SREP”), a wholly-owned subsidiary of SolarMax Technology, Inc. (the “Company”), entered into three engineering, procurement and construction (“EPC”) agreements for large scale battery energy storage (“BESS”) systems, two in Puerto Rico and one in Corpus Christi, Texas.

Pursuant to an EPC agreement with Naguabo BESS LLC, a Texas limited liability company (“Naguabo”), SREP is to develop a BESS facility in Ceiba Municipality, Puerto Rico. The contract is expected to generate revenues of approximately $122.3 million. Naguabo will own and operate the facility, which is expected to have a storage capacity of 320 megawatt-hours. The Company is to have a 9% membership interest in Naguabo.

Pursuant to an EPC agreement with Yabucoa BESS LLC, a Texas limited liability company (“Yabucoa”), SREP is to develop a BESS facility in Humacao Municipality, Puerto Rico. The contract is expected to generate revenues of approximately $35.9 million. Yabucoa will own and operate the facility, which is expected to have a storage capacity of 80 megawatt-hours. The Company is to have a 9% membership interest in Yabucoa.

Pursuant to an EPC agreement with Navboot Holdco, LLC, a Delaware limited liability company (“Navboot”), SREP is to develop a BESS facility in Corpus Christi, Texas. The contract is expected to generate revenues of approximately $258.1 million. Navboot will own and operate the facility, which is expected to have a storage capacity of 600 megawatt-hours.

The foregoing descriptions of the EPC contracts do not purport to be complete and are subject to and qualified in their entireties by reference to the EPC contracts, copies of which are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 5, 2026, the Company issued a press release related to the two Puerto Rico EPC agreements described in Item 1.01 in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

On January 6, 2026, the Company issued a press release related to the Navboot EPC agreement described in Item 1.01 in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.5 to this Current Report on Form 8-K.

The information provided in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.4 and 99.5 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Engineering, Procurement and Construction Agreement, by and between Naguabo BESS LLC and SolarMax Renewable Energy Provider, Inc., dated December 31, 2025
99.2*	Engineering, Procurement and Construction Agreement, by and between Yabucoa BESS LLC and SolarMax Renewable Energy Provider, Inc., dated December 31, 2025
99.3*	Engineering, Procurement and Construction Agreement, by and between Navboot Holdco, LLC and SolarMax Renewable Energy Provider, Inc., dated December 31, 2025
99.4	Press release dated January 5, 2026
99.5	Press Release, dated January 6, 2026
14	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain confidential information has been deleted from this exhibit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarMax Technology, Inc.

Dated: January 6, 2026	By:	/s/ David Hsu
David Hsu
Chief Executive Officer

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